UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-30 31stAve, Suite 512 Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 370-2352

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Planet Green Holdings Corp., which was held on November 5, 2026, each of the proposals described below was approved by the Company’s stockholders of record. The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in the Company’s Proxy Statement.

Proposal 1:

To elect the nominees listed in the Proxy Statement to the Company’s Board of Directors. The following nominees were elected to serve as members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

	FOR	WITHHELD
Bin Zhou	8,371,679	61,159
Wei Li	8,371,674	61,164
Shaobo Yu	8,371,708	61,130
King Fai Leung	8,371,683	61,155
Han Xiao	8,371,708	61,130

Proposal 2:

Approval of ratifying the appointment of YCM CPA, INC. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. This proposal was passed with voting results as follows:

	For	Against	Abstain
Auditor Ratification Proposal	9,891,722	32,473	27,964

Proposal 3:

To approve, at the option of the Chairman, of up to an aggregate of $5,000,000 of principal amount of loans made by the Chairman to the Company into shares of the Company’s common stock at a conversion price equal to the five-Trading-Day VWAP of the Company’s common stock immediately preceding the applicable conversion date, subject to the terms and conditions described in the accompanying Proxy Statement. This proposal was passed with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Chairman Loan Conversion Approval and Ratification Proposal	8,373,400	59,404	34	1,519,321

Proposal 4:

To approve the recommendation, by non-binding vote, of every three years as the frequency of future advisory votes on executive compensation. The shareholders recommended, on an advisory basis, that the frequency of future shareholder votes on the compensation of the Company’s named executive officers, as required by Section 14A(a)(2) of the Exchange Act, occur every three years, by the votes set forth in the table below:

	Three Years	Two Years	One Year	Abstain
The Say-on-Frequency Proposal	8,191,816	10,959	228,261	1,802

In accordance with the results of the advisory vote, the Board of Directors has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers three years.

Proposal 5:

To approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve any of the foregoing proposals. Although Proposal 5 was approved, adjournment of the Meeting was not necessary or appropriate because the Company’s shareholders approved the other proposals presented at the Annual Meeting.

	For	Against	Abstain
Adjournment Proposal	9,862,752	87,224	2,183

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 6, 2026	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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